SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

             __________________________________________


                              FORM 8-K

                           CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF THE

                   SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported) September 23, 2002



                      FirstFed Financial Corp.
       (Exact name of registrant as specified in its charter)


Delaware                      1-9566                        95-4087449
(State of Incorporation)(Commission File No.)(IRS Employer Identification No.)



401 Wilshire Boulevard, Santa Monica, California,          90401-1490
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:(310) 319-6000





Total number of pages is 4.
Index to Exhibit is on Page 3.


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Item 5.  Other Events.

      On September 23, 2002 the registrant, FirstFed Financial
Corp., issued a press release. A copy of the relevant portion of this press release is attached and incorporated herein as an Exhibit.

Item 7.  Financial Statements and Exhibits

      a)   Financial Statements of businesses acquired.

           Not applicable.

      b)   Pro forma financial information.

           Not applicable.

      c)   Exhibits

           Press Release dated September 23, 2002.



                         S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    FIRSTFED FINANCIAL CORP.




Dated:  September 23, 2002          By:/s/Douglas J. Goddard
                                       Douglas J. Goddard
                                       Chief Financial Officer



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


                          INDEX TO EXHIBITS

Item                                                     Page

Press Release dated September 23, 2002.                          4

                 FIRSTFED FINANCIAL CORP. ANNOUNCES
    CURRENT ESTIMATE OF REPURCHASE LIABILITY FOR LOANS SOLD WITH
                              RECOURSE


Santa Monica, California, September 23, 2002 -- FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced that non-interest income for the quarter ended September 30, 2002 will be increased by approximately $5.9 million as the result of a revised estimate of the Company's repurchase liability for loans sold with recourse. This change in estimate, which is a non-cash transaction, will increase net earnings for the quarter by approximately $3.4 million, after tax, or approximately $.19 per share.

The Company's repurchase liability for loans sold with recourse represents the total losses that are estimated to occur over the remaining life of the portfolio of loans sold with recourse, discounted to present value. At August 31, 2002, the dollar amount of loans sold with recourse on which the Company had remaining recourse liability totaled $116 million. The maximum potential recourse liability on this portfolio was $20 million.

The Companys current estimate of the required repurchase liability for loans sold with recourse is $6.9 million. This reduced liability amount reflects the fact that the total portfolio of loans sold with recourse has been experiencing significant pay-offs, and has had better credit experience than was previously estimated. The remaining repurchase liability of $6.9 million is approximately 6% of the total portfolio of loans sold with recourse.

The Company expects to announce its final results of operations for the quarter ended September 30, 2002 on October 24, 2002.

This press release contains certain forward-looking statements that are subject to various factors which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the possibility that the transaction discussed herein may not have the anticipated effects. FirstFed disclaims any intent or obligation to update this forward-looking information.

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